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                                                                    EXHIBIT 12.2

                         MONITRONICS INTERNATIONAL, INC.
           COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                         Fiscal Year
                                                            ended
                                                        June 30, 2003
                                                        -------------
Pro Forma Fixed Charges as Defined:
    Deferred Finance Charges                                 2,263
    Interest Expense                                        33,478
    Interest component of non-cancelable lease rent            220
                                                          --------
Total Pro Forma Fixed Charges (A)                           35,961

Pro Forma Loss as Defined:
    Pretax loss                                             (4,045)
    Add fixed charges                                       35,961
                                                         ---------
    Loss and fixed charges (B)                              31,916
Amount by which pro forma loss is insufficient
 to cover fixed charges  (B-A)                              (4,045)